NOTICE OF GUARANTEED DELIVERY

for Deposit of Common Shares
of

TLC Vision Corporation

As set forth in the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to deposit Common Shares (the “Shares”) of TLC Vision Corporation (“TLC”) pursuant to the Offer (as defined below) if certificates for these Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal to reach the Depositary by the Expiration Date of the Offer as defined in Section 1 of the Offer to Purchase dated May 11, 2007 (the “Offer to Purchase”). This Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission to one of the following offices of the Depositary.

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN TIME) ON JUNE 20, 2007,
UNLESS THE OFFER IS EXTENDED.

Offices of the Depositary, CIBC Mellon Trust Company

By Mail
P.O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario M5C 2K4
Attention: Corporate Restructures

By Hand and By Courier
199 Bay Street
Commerce Court West
Securities Level
Toronto, Ontario M5L 1G9
Attention: Corporate Restructures

By Facsimile
(416) 643-3148

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery to a facsimile number, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in Box I in the Letter of Transmittal.

The undersigned hereby deposits to TLC, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Issuer Bid Circular (the “Circular”) included therein and the related Letter of Transmittal (all of which, together, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 5 of the Circular.

Number of Shares: _ _	Name(s) of Registered Holder: _ _

Certificate Nos. (if available): _ _	_ _
Please type or print
Signature(s): _ _	Address: _ _

Sign Here	Postal Code or Zip Code

Dated: _ _	Area Code and Daytime Telephone No.: _ _

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES FOR SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Institution.

BOX A TYPE OF TENDER
Check only one box.
Failure to complete Box A will result in you being deemed to have elected a Purchase Price Tender. Shares are being deposited hereby pursuant to:
☐ An Auction Tender	☐ A Purchase Price Tender
(Please complete Box B)

IF YOU HAVE ELECTED AN AUCTION TENDER FAILURE TO COMPLETE BOX B
WILL RESULT IN YOU BEING DEEMED TO HAVE ELECTED A PURCHASE PRICE TENDER.

BOX B AUCTION TENDER PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING DEPOSITED.
This box MUST be completed if Shares are being deposited pursuant to an Auction Tender.
Check the appropriate box to indicate the Auction Tender Price.
IF PORTIONS OF SHAREHOLDINGS ARE BEING DEPOSITED AT DIFFERENT PRICES, USE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED (SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL).

☐ US$5.75
☐ US$5.80
☐ US$5.85
☐ US$5.90
☐ US$5.95
☐ US$6.00
☐ US$6.05
☐ US$6.10
☐ US$6.15
☐ US$6.20
☐ US$6.25
CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, YOUR DEPOSIT WILL BE REJECTED.

THE GUARANTEE ON PAGE 3 OF THIS NOTICE OF GUARANTEED DELIVERY
MUST BE COMPLETED BY AN ELIGIBLE INSTITUTION.

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP), a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934 (each such entity, an “Eligible Institution”), guarantees to deliver to the Toronto office of the Depositary the certificate(s) representing the Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) and any other required documents, before 5:00 p.m. (Toronto time), on the third business day after the date the Depositary receives this Notice of Guaranteed Delivery.

Name of Firm: _ _	Authorized Signature(s): _ _

Address of Firm: _ _	Name: _ _
Please type or print
_ _

Title: _ _
Postal Code or Zip Code

Area Code and Telephone No.: _ _	Dated: _ _

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